Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of [●], 2015, by and between PDC Energy, Inc. (the “Corporation”), and [●] (“Indemnitee”).

RECITALS

Highly competent and experienced persons may be reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance and/or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation. The Board of Directors of the Corporation (the “Board of Directors”) has determined that in order to attract and retain qualified individuals, the Corporation will contractually obligate itself to indemnify and hold harmless, and to advance expenses on behalf of, Indemnitee and other similarly situated persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be adequately protected.

This Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws of the Corporation, and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

AGREEMENTS

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Certain Definitions

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

1. “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.

2. “Business Combination” means a reorganization, merger or consolidation of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation.

3. “Bylaws” means the Bylaws of the Corporation, as amended from time to time prior to the date hereof and as further amended or restated from time to time in accordance with applicable law.

4. “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended from time to time prior to the date hereof and as further amended or restated from time to time in accordance with applicable law.

5. “Change in Control” means the occurrence of any of the following events:

(i) Acquisition of Stock by Third Party. The acquisition after the date of this Agreement by any Person of Beneficial Ownership of thirty percent (30%) or more of either (x) the then outstanding shares of Common Stock (the “Outstanding Corporation Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation; (B) any acquisition by the Corporation; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) Change in the Board of Directors. Members of the Incumbent Board cease to constitute at least a majority of the members of the Board of Directors;

(iii) Corporate Transactions. Consummation of a Business Combination unless following such Business Combination (A) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination are the Beneficial Owners of, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common equity and the combined voting power of the then outstanding Voting Securities, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or the entity resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding Voting Securities of such entity, except to the extent that such ownership results solely from ownership of the Corporation that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or other similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) Liquidation. The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation, or an agreement or series of agreements for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (or, if such approval is not required, the decision by the Board of Directors to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions).

6. “Claim” means an actual or threatened claim or request for relief which was, is or may be made by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status.

7. “Common Stock” means the common stock, par value $0.01 per share, of the Corporation or any other capital stock of the Corporation into which such common stock shall be reclassified or changed.

8. References to the “Corporation,” in connection with any merger or consolidation, shall include not only the resulting or surviving company, but also any constituent company or constituent of a constituent company, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents. The intent of this provision is that a person who is or was a director of such constituent company after the date hereof or is or was serving at the request of such constituent company as a director, officer, employee, trustee or agent of another company, partnership, joint venture, trust, employee benefit plan or other Enterprise after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving company, as the person would have under this Agreement with respect to such constituent company if its separate existence had continued.

9. “Corporate Status” means the status of a person who is, becomes or was a director, officer, trustee, partner, member, employee, agent, fiduciary or similar functionary of the Corporation or is, becomes or was serving at the request of the Corporation as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another Enterprise. For purposes of this Agreement, the Corporation agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Corporation or any partnership of which the Corporation is a managing general partner shall be deemed to be at the request of the Corporation.

10. “DGCL” means the Delaware General Corporation Law and any successor statute thereto, as either of them may from time to time be amended.

11. “Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder, means a director of the Corporation who at the time of the vote is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

12. “Enterprise” shall mean the Corporation and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Corporation (or any of its wholly-owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, agent, fiduciary or similar functionary.

13. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

14. “Expenses” means all attorneys’ fees and disbursements, retainers, accountant’s fees and disbursements, private investigator fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses of the types customarily incurred in connection with prosecuting, defending (including affirmative defenses and counterclaims), preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal) a Proceeding. “Expenses” shall also include such amounts as are incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation, the principal, premium, security for, and other costs relating to any appeal or similar bond.

15. “Incumbent Board” means (a) the individuals who, as of the date of this Agreement, constitute the Board of Directors and (b) any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for purposes of this clause (b), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

16. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party (other than as Independent Counsel under this Agreement or similar agreements) or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

17. “Independent Directors” means the directors on the Board of Directors that are independent directors under NASDAQ Listing Rule 5605(a)(2) or any successor provision, or, if the Common Stock is not then quoted on NASDAQ, that qualify as independent, disinterested, or a similar term as defined in the rules of the principal securities exchange or inter-dealer quotation system on which the Common Stock is then listed or quoted.

18. “NASDAQ” means the NASDAQ Stock Market.

19. “Person” means any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act).

20. “Potential Change in Control” shall be deemed to have occurred if (i) any Person shall have announced publicly an intention to take or consider taking actions to effect a Change in Control, or commenced any action (such as the commencement of a tender offer for the Common Stock or the solicitation of proxies for the election of any of the Corporation’s directors) that, if successful, would reasonably be expected to result in the occurrence of a Change in Control, (ii)the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control or (iii) any other event occurs that the Board of Directors declares to be a Potential Change of Control.

21. “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise, and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action (or failure to act) taken by him or her or of any action (or failure to act) on his or her part while acting as a director, officer, employee or agent of the Corporation, or by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

22. “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

23. “Voting Securities” means any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

ARTICLE II

Services by Indemnitee

Indemnitee shall serve or continue to serve as a director of the Corporation for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed. Indemnitee may from time to time also agree to serve, as the Corporation may request from time to time, in another capacity for the Corporation (including as an officer or another director position) or as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another Enterprise. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of the Corporation or any of its Subsidiaries or affiliated entities.

ARTICLE III

Indemnification

Section 3.1 General. Indemnitee shall be entitled, to the maximum extent permitted by applicable law, to indemnification if, by reason of anything done or not done by Indemnitee in, or by reason of any event or occurrence related to, Indemnitee’s Corporate Status, Indemnitee is, was or becomes, or is threatened to be made, a party to, or witness or other participant in any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor). Pursuant to this Section 3.1, Indemnitee shall be indemnified against any and all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any Claim, issue or matter therein. Notwithstanding the foregoing, the obligations of the Corporation under this Section 3.1 shall be subject to the condition that no determination (which, in any case in which Independent Counsel is involved, shall be in a form of a written opinion) shall have been made pursuant to Article IV that Indemnitee would not be permitted to be indemnified under applicable law.

Section 3.2 Advancement of Expenses. The Corporation shall pay all Expenses reasonably incurred by, or in the case of retainers to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses reasonably incurred by Indemnitee and previously paid by Indemnitee) in connection with any Claim or Proceeding, whether brought by or in the right of the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article IV hereof (and shall continue to pay such Expenses after such determination, and until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses) within 10 days after the receipt by the Corporation of (a) a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding, and (b) a written affirmation from Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for Indemnitee to be permitted to be indemnified under applicable law. Any such payment by the Corporation is referred to in this Agreement as an “Expense Advance”. In connection with any request for an Expense Advance, if requested by the Corporation, Indemnitee or Indemnitee’s counsel shall also submit an affidavit stating that the Expenses incurred were, or in the case of retainers to be incurred are, reasonably incurred. Any dispute as to the reasonableness of the incurrence of any Expense shall not delay an Expense Advance by the Corporation, and the Corporation agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against Indemnitee. Indemnitee hereby undertakes and agrees that Indemnitee shall reimburse and repay the Corporation without interest for any Expense Advances to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal, or in a final adjudication of an arbitration pursuant to Section 5.1, if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses under the provisions of this Agreement, the Certificate of Incorporation, the Bylaws, applicable law or otherwise. Indemnitee shall not be required to provide collateral or otherwise secure the undertaking and agreement described in the prior sentence.

Section 3.3 Indemnification for Additional Expenses. It is the intent of the Corporation that, to the fullest extent permitted by law, Indemnitee not be required to incur legal fees and other costs and expenses (of the types described in the definition of Expenses in Article I) associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation, arbitration or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by

Indemnitee, shall (within two (2) business days of that request) advance those Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim asserted against, or action brought by, Indemnitee for (a) indemnification or an Expense Advance by the Corporation under this Agreement or any other agreement or provision of the Certificate of Incorporation or Bylaws now or hereafter in effect relating to any Claim or Proceeding, (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, or (c) enforcement of, or claims for breaches of, any provision of this Agreement, in each of the foregoing situations, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, Expense Advance, insurance recovery, enforcement, or damage claim, as the case may be, and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise; provided, however, with respect to the foregoing clauses (a), (b) and (c), if Indemnitee is not wholly successful on the underlying claims, then such indemnification and advancement shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater. To the extent that it is ultimately determined that Indemnitee is not wholly successful on the underlying claims, the execution and delivery to the Corporation of this Agreement shall constitute an undertaking providing that Indemnitee undertakes to repay, if required by law, the amounts advanced (without interest) to the extent Indemnitee is not successful on such underlying claims.

Section 3.4 Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim or Proceeding but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or Proceedings, or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

ARTICLE IV

Procedure for Determination of Entitlement to Indemnification

Section 4.1 Notification and Request by Indemnitee. Indemnitee agrees to notify the Corporation promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or Claim that may be subject to indemnification or hold harmless rights or Expense Advances hereunder. The written notification shall include a description of the nature of the Proceeding or Claim and the facts underlying the Proceeding or Claim. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement, or otherwise, except if and to the extent that the Corporation is materially prejudiced thereby. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request for the Corporation to indemnify and hold harmless Indemnitee, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding or Claim, in accordance with this Agreement. Following such a written request for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to

Section 4.2. Following such a written request, or a request for an Expense Advance under Section 3.2, the Corporation shall be entitled to assume the defense of the Proceeding or Claim with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so within 30 days of its receipt of the written request. After delivery of such written request and the retention of such counsel by the Corporation, the Corporation shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action or proceeding; provided, however, that (a) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding or Claim at Indemnitee’s expense and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Indemnitee and the Corporation in the conduct of any such defense, or (iii) the Corporation shall not continue to retain such counsel to defend such Proceeding or Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

Section 4.2 Determination of Request. Upon written request by Indemnitee for indemnification pursuant to Section 4.1 hereof, a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified, shall be made in accordance with the terms of Section 4.4, in the specific case as follows:

(a) If a Potential Change in Control or a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 4.3) in a written opinion to the Board of Directors, a copy of which opinion shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made by the Board of Directors, or a committee of the Board of Directors, in which case by the person or persons or in the manner provided for in clause (i) or (ii) of Section 4.2(b) below; or

(b) If a Potential Change in Control or a Change in Control shall not have occurred, (i) by the Board of Directors by a majority vote of the Disinterested Directors even though less than a quorum of the Board of Directors, or (ii) by a majority vote of a committee consisting solely of two (2) or more Disinterested Directors designated to act in the matter by a majority vote of all Disinterested Directors, even though less than a quorum of the Board of Directors, or (iii) if there are no Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, with Independent Counsel being selected by a vote of the Disinterested Directors as set forth in clauses (i) or (ii) of this Section 4.2(b), or if such vote is not obtainable or such a committee of Disinterested Directors cannot be established, by a majority vote of the Board of Directors, or (iv) if Indemnitee and the Corporation agree, by the stockholders of the Corporation in a vote that excludes the shares held by directors who are not Disinterested Directors.

If it is so determined that Indemnitee is permitted to be indemnified under applicable law, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person or persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and is reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Corporation shall indemnify and hold harmless Indemnitee therefrom.

Section 4.3 Independent Counsel. If a Potential Change in Control or a Change in Control shall not have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors or (b) if there are no Disinterested Directors, by a majority vote of the Board of Directors, and the Corporation shall give written notice to Indemnitee, within ten (10) days after receipt by the Corporation of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected. If a Potential Change in Control or a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation, within ten (10) days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors or a committee of the Board of Directors, in which event the Corporation shall give written notice to Indemnitee within ten (10) days after receipt of Indemnitee’s request for the Board of Directors or a committee of the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (i) such notice to Indemnitee or the Corporation, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the Corporation, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Independent Counsel pursuant to this Section 4.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven (7) days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five (5) days to make a written objection to such alternate selection. If, within thirty (30) days after submission of Indemnitee’s request for indemnification pursuant to Section 4.1, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 4.2. The

Corporation shall pay any and all fees and expenses reasonably incurred by such Independent Counsel in connection with acting pursuant to Section 4.2, and the Corporation shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 4.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 4.4 Presumptions and Effect of Certain Proceedings.

(a) Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 4.1, and the Corporation shall have the burden of proof to overcome that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis by Independent Counsel (or such other person or persons) convinces Independent Counsel by clear and convincing evidence that the presumption should not apply. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person or persons empowered or selected pursuant to Article IV to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request by Indemnitee therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee, to the fullest extent not prohibited by applicable law, shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact by Indemnitee necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is prohibited under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making the determination with respect to entitlement to indemnification in good faith require such additional time to obtain or evaluate documentation and/or information relating to such determination; and provided, further, that the sixty (60) day limitation set forth in this Section 4.4(b) shall not apply, and such period shall be extended as necessary, (A) if within thirty (30) days after receipt by the Corporation of the request for indemnification under Section 4.1, Indemnitee and the Corporation have agreed, and the Board of Directors has resolved to submit such determination to the stockholders of the Corporation, pursuant to Section 4.2(b), for their consideration at an annual meeting of stockholders to be held within ninety (90) days after such agreement and such determination is made thereat, or a special meeting of stockholders is called within thirty (30) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (B) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2(a), in which case the applicable period shall be as set forth in Section 5.1(c).

(c) The termination of any Proceeding, Claim, issue or matter, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that (i) Indemnitee failed to meet any particular standard of conduct, (ii) Indemnitee had any particular belief, or (iii) a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

ARTICLE V

Certain Remedies of Indemnitee

Section 5.1 Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement, (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder (including, without limitation, any Expense Advances) or (c) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.2 and such determination shall not have been made and delivered in a written opinion within ninety (90) days after the latest of (i) such Independent Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection, or (iii) expiration of all periods for the Corporation or Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of Indemnitee’s entitlement to such indemnification or advancements due hereunder, including, without limitation, Expense Advances. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 5.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration and it shall continue to pay Expense Advances pursuant to Section 3.2 until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to this Section 5.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such Expenses. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 5.1, Indemnitee shall not be required to reimburse the Corporation for any advances pursuant to Section 3.2, until a final determination is made with respect to

Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

Section 5.2 Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to Article IV that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Agreement shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Agreement, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Corporation shall have the burden of proof to overcome such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 5.3 Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article IV that Indemnitee is entitled to indemnification, the Corporation (a) shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article V and (b) shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable; provided, however, that the foregoing clauses (a) and (b) and shall not be applicable in the event of (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact by Indemnitee necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification, or a requirement that any indemnification previously made be reimbursed to the Corporation, under applicable law.

Section 5.4 Corporation Bound by the Agreement. The Corporation, to the fullest extent not prohibited by applicable law, shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article V that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

ARTICLE VI

Contribution

Section 6.1 Contribution Payment. To the extent that the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) Indemnitee’s Corporate Status, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of such Proceeding and to any and all amounts paid in settlement of that Proceeding (including all interest, assessments, and other charges paid in connection with such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted (“Contribution Amounts”), to the extent permitted by applicable law, in such proportion as is appropriate to reflect the relative fault with respect to the subject matter of the Proceeding giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than Indemnitee) who may be at fault with respect to such matter (collectively, including the Corporation, the “Third Parties”), on the other hand.

Section 6.2 Relative Fault. The relative fault of the Third Parties and Indemnitee shall be determined (a) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (b) to the extent such court or other governmental agency does not apportion relative fault, by the Independent Counsel (or such other party which makes a determination pursuant to Article IV) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of each party. The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 6.2 were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.2.

ARTICLE VII

Miscellaneous

Section 7.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights Indemnitee shall be entitled to under the DGCL or other applicable law, the Certificate of Incorporation and/or Bylaws, any other agreement, vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of the Certificate of Incorporation and/or Bylaws or any provision thereof shall adversely affect Indemnitee’s rights hereunder, and such rights shall be in addition to any rights Indemnitee may have under the Certificate of Incorporation and/or Bylaws and the DGCL or other applicable law. To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and/or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change. Any amendment, alteration or repeal of the DGCL that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding or Claim involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

Section 7.2 Subrogation. In the event of any payment by the Corporation under this Agreement for which reimbursement is available under any insurance policy or policies obtained by the Corporation, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under such insurance policy or policies, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights; provided, however, that all Expenses relating to such action shall be borne by the Corporation.

Section 7.3 Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation’s prior written consent. The Corporation shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Corporation nor Indemnitee shall unreasonably withhold or delay consent to any proposed settlement.

Section 7.4 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, officer, employee, agent, fiduciary or similar functionary of the Corporation or, at the request of the Corporation, as a director, officer, partner, member, manager, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other Enterprise, and thereafter shall survive until and terminate upon the later to occur of: (a) the expiration of ten (10) years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article IV relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee’s Corporate Status.

Section 7.5 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.6 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.7 Entire Agreement. This Agreement and the documents expressly referred to herein (including the Certificate of Incorporation and Bylaws) constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior oral or written understandings or agreements with respect to the matters covered hereby, including without limitation any prior indemnification agreements, are expressly superseded by this Agreement.

Section 7.8 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any Person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other Persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 7.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmed delivery of a standard overnight courier, or when delivered by hand or (b) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation, to it at:

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Attention: Dan Amidon

Email: dan.amidon@pdce.com

If to Indemnitee, to Indemnitee at:

[●]

Email: [●]

or to such other address, or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with and as provided in the provisions of this Section 7.9.

Section 7.10 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 7.11 Certain Construction Rules.

(a) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days shall be deemed references to calendar days, and (ii) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent, fiduciary or similar functionary of the Corporation which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of this Agreement and the DGCL.

Section 7.12 Counterparts. This Agreement may be executed and delivered (including electronically) in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 7.13 Certain Exclusions from Indemnification. The Corporation shall not be obligated pursuant to the terms of this Agreement:

(a) To indemnify Indemnitee if (and to the extent that) a final decision by a court or arbitration body having jurisdiction in the matter shall determine that such indemnification is not lawful;

(b) To indemnify Indemnitee for the payment to the Corporation of profits pursuant to Section 16(b) of the Exchange Act, or Expenses incurred by Indemnitee for Proceedings in connection with such payment under Section 16(b) of the Exchange Act;

(c) To indemnify Indemnitee for any reimbursement of the Corporation by Indemnitee of any compensation pursuant to applicable law, including the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rule adopted thereunder or any related policy duly adopted by the Corporation;

(d) To indemnify Indemnitee, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) such payment arises in connection with any counterclaim that the Corporation or its directors, officers, employees or other indemnitees assert against Indemnitee or any affirmative defense that the Corporation or its directors, officers, employees or other indemnitees raise, which, by any doctrine of issue or claim preclusion, could result in liability to Indemnitee, or (iii) the Corporation provides the indemnification or hold harmless payment, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law; or

(e) To make any payment to Indemnitee of amounts otherwise indemnifiable hereunder, if and to the extent that Indemnitee has otherwise actually received such payment under the Certificate of Incorporation and/or Bylaws, or any insurance policy, contract, agreement or otherwise.

Section 7.14 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

PDC ENERGY, INC.

By:
Name:
Title:

[●]

SIGNATURE PAGE TO

INDEMNIFICATION AGREEMENT

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